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                                                                   EXHIBIT 10.7


                           CHADWICK'S OF BOSTON, LTD.

                       GENERAL DEFERRED COMPENSATION PLAN

                             Effective _______, 1996
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                           CHADWICK'S OF BOSTON, LTD.

                       GENERAL DEFERRED COMPENSATION PLAN


1.  Purpose.................................................................   1

2.  Definitions.............................................................   1

3.  Administration..........................................................   2

4.  Deferral of Compensation................................................   2

5.  Establishment of Deferred Account.......................................   4

6.  Payment of Deferred Compensation........................................   5

7.  General Provisions......................................................   6

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                           CHADWICK'S OF BOSTON, LTD.

                       GENERAL DEFERRED COMPENSATION PLAN

         1. Purpose. The purpose of the Chadwick's of Boston, Ltd. General Deferred Compensation Plan is to provide a means for selected participants to defer the payment of compensation.

         2. Definitions.

         (a) "Company" shall mean Chadwick's of Boston, Ltd. and its subsidiaries, except that as used in Exhibit A the term "Company" shall mean Chadwick's of Boston, Ltd. As used in the preceding sentence and in Exhibit A, "subsidiary" means any corporation or other entity 50% or more of the total combined voting power of all classes of stock or other interests of which are owned, directly or indirectly, by Chadwick's of Boston, Ltd.

         (b) "Deferred Compensation" shall mean "Eligible Compensation", the payment of which has been deferred by a "Participant".

         (c) "E.C.C." shall mean the Executive Compensation Committee of the Board of Directors of Chadwick's of Boston, Ltd.

         (d) "Eligible Compensation" shall mean (i) any base salary payable, (ii) any cash bonus payable pursuant to an annual or long-term incentive plan of the Company, (iii) any annual retainer and/or meeting fees payable to directors of Chadwick's of Boston, Ltd., and (iv) and, subject to such exceptions as the E.C.C. may provide, other cash compensation payable to a "Participant".

         (e) "Eligible Participant" shall mean (i) an employee of the Company who has been selected by the E.C.C. as eligible to defer compensation or (ii) a Director of the Company. Persons described in clause (i) shall be selected by the E.C.C. from among management or highly compensated employees of the Company. The E.C.C.'s determination of eligibility shall be conclusive on all persons.

         (f) "Fiscal Year" shall mean the fifty-two or fifty-three week period ending on the last Saturday in January, and commencing on the Sunday following the last Saturday in January of the preceding calendar year. The First Quarter commences on the Sunday following the last Saturday in January of the preceding calendar year and includes the first through thirteenth week of a Fiscal Year; the Second Quarter includes the fourteenth through twenty-sixth week of a Fiscal Year; the Third Quarter includes the twenty-seventh through thirty-ninth week of a Fiscal Year; the Fourth Quarter includes the fortieth through fifty-second or fifty-third week of a Fiscal Year. Said Four Quarters are the Fiscal Quarters of a Fiscal Year.

         (g) "Interest Rate" for a Fiscal Year shall mean a rate equal to the yield as quoted in the Wall Street Journal on the first Monday of each Fiscal Month upon the issue of United States Treasury Notes which has a period remaining to maturity of not less than, but closest to, ten years after the first day of such Fiscal Month, averaged over the previous 12 months, or if there is no such quote, the E.C.C. shall determine a rate of interest which is consistent with the foregoing.

         (h) "Participant" shall mean an Eligible Participant who has elected to defer compensation in accordance with the Plan.

         (i) "Plan" shall mean the Chadwick's of Boston, Ltd. General Deferred Compensation Plan as it may be amended from time to time.

         (j) "Termination Date" shall mean (i) in the case of an employee, the date of severance of a Participant's employment with the Company, whether by death, disability, Retirement, resignation, discharge, or otherwise or (ii) in the case of a Director, the date the individual ceases to be a Director of Chadwick's of Boston, Ltd.

         (k) "Retirement" shall mean a severance from the Company's employment pursuant to the provisions of the Chadwick's of Boston, Ltd. Retirement Plan as now in effect or as hereafter amended.

         3. Administration. This Plan shall be administered by the E.C.C. which, in addition to the authority, power, and duty expressly set forth in the Plan, shall have the authority, power, and duty, subject to the provisions of the Plan, to (A) make rules and regulations for the deferral of compensation, the designation of beneficiaries, and the payment of Deferred Compensation, (B) interpret the Plan, and (C) make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations made by the E.C.C. shall be final and binding upon all persons.

         The Plan as it applies to employees of the Company is intended to be a "pension plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is unfunded for ERISA and tax purposes and that qualifies for the exemptions described in ERISA Sections 201(a)(2), 301(a)(3) and 401(a)(1). The E.C.C. shall be the "plan administrator" of the Plan and shall have discretion to construe its terms and determine each Eligible Participant's or Beneficiary's eligibility for deferrals or benefits hereunder. If any person claims any benefit hereunder, the E.C.C. shall make and communicate its decision with respect to the claim within 90 days from the date the claim was received. Where special circumstances require additional time for processing the claim, the

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ninety-day response period may be extended by the E.C.C. to 180 days. If the
E.C.C. does not render a written determination prior to the expiration of such 90-day (or 180-day) period, the claim will be deemed denied. If a claim hereunder is denied, the claimant may, within 60 days of such denial, appeal the denial by written request for review delivered to the Board of Directors of the Company or its designee, which request may include a request to review pertinent documents and to submit issues and comments in writing. The Board of Directors or its designee shall render a decision on the appeal within 60 days (or, if special circumstances require an extension of the time for processing, 120 days) after receipt of the request for review; but if no written decision is rendered within such period(s), the appeal will be deemed denied. No person who is a Participant in the Plan shall act under this paragraph as a member of the E.C.C., the full Board of Directors of the Company, or as a designee of the Board of Directors of the Company, with respect to his or her own claim (if any) for benefits under the Plan.

         4. Deferral of Compensation.

         A. Election to Defer. Each Eligible Participant may make any election to defer receipt of all or any part of payment of Eligible Compensation, pursuant to the rules and regulations of the E.C.C. for deferral.

                  At the time of making an election to defer, each Participant shall elect (i) the specific date or event, before or after the Participant's Termination Date, following which the first payment of any Deferred Compensation and interest thereon will be made, and (ii) whether payment(s) shall be made in a lump sum or in designated monthly installments, not to exceed 120 months. If the Participant fails to designate the payment period and/or schedule for payment with respect to any Deferred Compensation, the payment of said Deferred Compensation and interest thereon will be made in 120 monthly installments, commencing as soon as reasonably practicable after the Participant's Retirement or Termination Date.

         B. Notice of Election to Defer. Each Participant shall, within the time limits specified in paragraph C below, notify the Company in writing on forms provided by the Company of an election to defer the receipt of all or any part of payment of Eligible Compensation. Each such notice shall state:

                  (1) the amount or percentage of the Eligible Compensation to be deferred (not less than $1,000);

                  (2) the date on which, or the event following which, payment of said Deferred Compensation is to commence;

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                  (3)      the payment period, including number of months and
                           schedule elected for payment;

                  (4) the Beneficiary(ies), if any, with respect to said Deferred Compensation (see Section 7(C) below).

                  For purposes of (2) above the E.C.C. may specify a minimum period of deferral.

         C. Time of Notice of Election to Defer. The Participant's written notice of election to defer all or any part of Eligible Compensation must be received by the Company within the following time limits:

               Type of Compensation          Notice Required
               --------------------          ---------------
                   Base Salary               For all or any part of base salary
                                             to be earned in a Fiscal Quarter,
                                             the election shall be filed with
                                             the E.C.C. prior to the close of
                                             the immediately preceding Fiscal
                                             Quarter.

                  Annual Incentive           For all or any part of any cash
                                             bonus to be earned in a Fiscal
                                             Year pursuant to an annual
                                             incentive plan, the election shall
                                             be filed with the E.C.C. prior to
                                             the close of the Third Quarter of
                                             the Fiscal Year to which such
                                             election relates.

                  Long-Term Incentive        For all or any part of any cash
                                             bonus to be earned in a multi-year
                                             award period pursuant to a long-
                                             term incentive plan, the election
                                             shall be filed with the E.C.C.
                                             prior to the January 1st
                                             immediately preceding the last
                                             Fiscal Year of the applicable award
                                             period to which such election
                                             relates.

                  Annual Retainer and/or     For all or any part of Directors'
                  Meeting Fees               annual retainer and/or meeting fees
                                             to be earned in a Fiscal Quarter,
                                             the election(s) shall be filed with
                                             the E.C.C. prior to the close of
                                             the immediately preceding Fiscal
                                             Quarter.

         D.       Revocation of Election.

         (a) Within Eligible Time Periods for Filing Election. A Participant may revoke or modify an election to defer any compensation duly made

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                  provided that notice of the same is filed with the E.C.C.
                  prior to the last day above stated for making an election to defer such compensation.

         (b) Hardships and Unusual Circumstances. In the case of hardship or unusual circumstance, the E.C.C., in its sole discretion, may modify any election previously made to defer any compensation pursuant to this Section 4, if such modification shall be requested by said Participant, or after the Participant's death, by his designated Beneficiary or his estate, as the case may be.

         5. Establishment of Deferred Account The Company shall establish and maintain a separate Deferred Account for each deferral made by a Participant, except that a single aggregated Deferred Account may be maintained for all deferrals by a Participant having identical payout periods.

         Each Deferred Account of a Participant shall consist of an amount of money credited to such account by reason of the Participant's election to defer Eligible Compensation, as follows:

         (a) Principal. The Participant's Deferred Account shall be credited with the amount of such Eligible Compensation as the Participant shall elect as of the date on which it would be payable but for said deferral.

         (b) Interest. On the first day of each Fiscal Year, the Participant's Deferred Account shall be credited with interest computed on the average monthly balance of said account during the last Fiscal Year at the Interest Rate designated for the last Fiscal Year.

         After the close of each Fiscal Year, the Company shall deliver to each Participant a written report summarizing the balance as of a stated date of the Participant's Deferred Account(s).

         6. Payment of Deferred Compensation.

         A. Amount of Payment. Unless the Participant has selected a lump sum payment or some other payment schedule or formula which has been approved by the E.C.C., the amount to be paid to a Participant in any month during the payout period specified in the Participant's election shall be paid in cash and computed by multiplying the amount credited to the Deferred Account by a fraction, the numerator of which is one and the denominator of which is the number of months remaining in the applicable payment period.

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         B.       Time of Payment.

         (a) Distribution While Actively Employed. In the case in which a Participant elects to receive payment on a specified date or event and the Participant is actively employed by the Company at such date or event, all payments shall be made in accordance with the election(s) filed with the Company.

         (b) Distribution Upon Termination Date. Notwithstanding the terms of any election made under Section 4 of the Plan, the entire amount, if any, then credited to each Deferred Account of a Participant shall be paid to him or his designated Beneficiary or his estate, as the case may be,

                  (i) in the case of a Participant who is an employee, pursuant to the terms of said election, but the final payment, a lump sum if necessary, shall be made not later than the tenth anniversary of the Termination Date, if said Participant's employment shall be terminated by reason of (i) retirement at or after age sixty-five, (ii) retirement after age fifty-five with the consent of the Company, (iii) disability, or
                           (iv) death.

                  (ii) in the case of a Participant who is an employee, in a lump sum as soon as practicable following the Termination Date, if said Participant's employment shall be terminated for any other reason, except that if the termination shall be with the consent of the Company, upon the request of the Participant and with the approval of the E.C.C., payment may be made pursuant to the terms of said election, but final payment shall be made not later than the tenth anniversary of termination of employment.

                  (iii) in the case of a Participant who is a Director, pursuant to the terms of said election but the final payment, a lump sum if necessary, shall be made not later than the tenth anniversary of the Termination Date.

         C. Retirement Equalization Benefits. At the time a benefit is paid to a Participant in the Plan under the Chadwick's of Boston, Ltd. Retirement Plan, the Participant shall be entitled to receive a retirement equalization benefit having a value equal to the difference between (i) the amount such Participant would have been entitled to receive under the Chadwick's of Boston, Ltd. Retirement Plan if none of his compensation had been deferred under this Plan and (ii) the amount such Participant actually receives under the Chadwick's of Boston Retirement Plan. Such retirement equalization benefit shall be payable in the same form that the

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
                  Participant elects to receive benefits under the Chadwick's of Boston, Ltd. Retirement Plan. Such retirement equalization benefit shall not be payable to the extent that the Participant is entitled to receive an equalization benefit of comparable value under the Chadwick's of Boston, Ltd. Supplemental Executive Retirement Plan or any other plan.

         7. General Provisions.

         A. Assignment. No Participant's interest in any Deferred Account is assignable, either by voluntary or involuntary assignment or by operation of law. No part of any Deferred Compensation may be paid over, loaned, sold, assigned, transferred, discontinued, pledged as collateral for a loan, or in any other way encumbered until after the Deferral Period with respect to such Deferred Compensation.

         B. Unsegregated Funds. The Company shall be under no obligation to segregate any deferred funds and an election to defer Compensation hereunder shall constitute an acknowledgment and agreement by the Participant that such unsegregated funds belong absolutely and unconditionally to the Company and are subject to the claims of the Company's unsecured general creditors. Nothing herein contained shall be construed as creating any trust, express or implied, for the benefit of any Participant. Notwithstanding the foregoing, the Company in its discretion may establish and fund a so-called "rabbi trust" or similar grantor trust to provide for the payment of benefits hereunder.

         C. Designation of Beneficiary. Subject to applicable law, each Participant may designate a Beneficiary(ies) to receive payments to be made of Deferred Compensation, if any, after the Participant's death. In the absence of such designation, all such amounts shall be paid to the Participant's estate. The designation shall be made on a form to be supplied by the E.C.C. and may be revoked or superseded at any time. Payments to a Beneficiary(ies) shall be made in accordance with a schedule designated by the Participant.

         D. Reservation of Rights. Nothing in this Plan shall be construed to (i) give any employee any right to defer compensation other than as expressly authorized and permitted by the E.C.C., (ii) limit in any way the right of the Company to terminate a Participant's employment with the Company, or (iii) be evidence of any agreement or understanding, express or implied, that the Company will employ a Participant at any particular rate of remuneration.

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
         E. Amendment or Termination of the Plan. The Directors may, at any time, terminate or amend this Plan provided that no such termination, amendment or other action shall affect the rights of Participants or Beneficiaries to payments of amounts standing to the credit of Participants in their Deferred Accounts at the time of such amendment, termination or other action. In the event of termination of this Plan, the E.C.C., in its sole discretion, may establish classes of Participants and/or beneficiaries and apply different payment rules to such classes. Without limiting the foregoing, if at any time the E.C.C. determines that the continued participation of a Participant or Beneficiary in the Plan could cause the Plan to fail to qualify under Title I of ERISA as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, the E.C.C. may remove such Participant or Beneficiary from participation in the Plan, cause the Deferred Compensation standing to his or her account to be promptly distributed, or take such other steps (not inconsistent with the first sentence of this paragraph) as it may determine to be necessary or advisable under the circumstances.

         F. Withholding. The Company shall have the right to deduct or withhold from all payments of Deferred Compensation any taxes required by law to be withheld from an employee with respect to such payments. In the case of any FICA or Medicare taxes with respect to deferrals hereunder that may be due prior to payment of Deferred Compensation, the Company shall have the right to deduct or withhold from other wages of the employee, or if there are no such wages, by reducing the employee's account hereunder by the amount of such FICA or Medicare taxes and any income tax withholding required in connection with such reduction.

         G. Change in Employment or Law. The E.C.C. may, in its sole discretion, make appropriate adjustments with respect to the terms of the Plan and its applicability to Participants, including termination of individual deferral agreements, or dilution or suspension of any provision of such agreements in the event (i) of a discontinuance by the Company of a Participant's employment with the Company resulting from an event such as the merger, sale or consolidation of the Company and (ii) any of the anticipated benefits of deferral pursuant to this Plan or any provision hereof are altered by reason of any interpretation of or change in law, policy or regulation.

         H.       Effective Date. This Plan shall be effective as of ________,
                  1996.

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
         I. Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control (as defined in Exhibit A) of the Company no further deferrals under Section 4 (whether elected prior to the Change of Control or not) shall be permitted; the entire amount then credited to each Deferred Account of each Participant and the present value of the retirement equalization benefit (if any) then accrued by such Participant shall promptly be paid to such Participant (or his designated Beneficiary or his estate) in a lump sum payment; and the Plan shall terminate. For purposes of determining the present value of retirement equalization benefits under this paragraph, there shall be applied the same actuarial assumptions as would be used in determining lump-sum present values under the Company's Supplemental Executive Retirement Plan as in effect immediately prior to the Change of Control, or in the absence of such assumptions, an interest rate assumption of eight percent compounded annually and the same mortality assumptions as are then used in determining the present value of benefits under the Company's tax-qualified Retirement Plan.

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
                                    EXHIBIT A

                        Definition of "Change of Control"

         "Change of Control" shall mean the occurrence of any one of the following events occurring after the initial public offering of Chadwick's of Boston, Ltd. stock:

                  (a) there occurs a change of control of Chadwick's of Boston, Ltd. ("Chadwick's") of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; provided, however, that no transaction shall be deemed to be a Change of Control as to a Participant (i) if the person or each member of a group of persons acquiring control is excluded from the definition of the term "Person" hereunder or (ii) unless the Executive Compensation Committee (the "Committee") shall otherwise determine prior to such occurrence, if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control; or

                  (b) any Person other than Chadwick's, any wholly-owned subsidiary of Chadwick's, or any employee benefit plan of Chadwick's or such a subsidiary becomes the owner of 20% or more of Chadwick's Common Stock and thereafter individuals who were not directors of Chadwick's prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Board of Directors of Chadwick's; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

                  (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Board of Directors of Chadwick's and thereafter individuals who were not directors of Chadwick's prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Board of Directors of Chadwick's; or

                  (d) Chadwick's executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of

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
         Chadwick's shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of Chadwick's when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of Chadwick's owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of Chadwick's immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the shareholders of Chadwick's of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

         In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

         "Common Stock" shall mean the then outstanding Common Stock of Chadwick's plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of Chadwick's shall expressly so determine in any future transaction or transactions.

         A Person shall be deemed to be the "owner" of any Common Stock:

         (a) of which such Person would be the "beneficial owner", as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on July 1, 1996; or

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
         (b) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on July 1, 1996; or

         (c) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on July 1,
                  1996) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

         "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on July 1, 1996; provided, that until such time as The TJX Companies, Inc. ("TJX") and its 80% or more owned (direct or indirect) subsidiaries shall cease to own at least 5% of the outstanding Common Stock, neither TJX nor any 80% or more owned (direct or indirect) subsidiary of TJX shall be deemed a person.

         A "Participant Related Party" shall mean, with respect to a Participant, any affiliate or associate of the Participant other than Chadwick's or a Subsidiary of Chadwick's. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, Chadwick's).

         "Participant" means a participant in the Plan.

                                      -3 -